                                                                  Exhibit (a)(7)

                                                                  EXECUTION COPY






                              WINSLOEW ESCROW CORP.
                          TRIVEST FURNITURE CORPORATION


                                  $105,000,000


                          105,000 UNITS, CONSISTING OF

        $105,000,000 12 3/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2007


             AND WARRANTS TO PURCHASE 24,129 SHARES OF COMMON STOCK

                               PURCHASE AGREEMENT


                                 August 19, 1999




                            BEAR, STEARNS & CO. INC.

                       BANCBOSTON ROBERTSON STEPHENS INC.

                        FIRST UNION CAPITAL MARKETS CORP.





================================================================================

                              WINSLOEW ESCROW CORP.
                          TRIVEST FURNITURE CORPORATION

                                  $105,000,000

                          105,000 UNITS, CONSISTING OF
                $105,000,000 12 3/4% SERIES A SENIOR SUBORDINATED
                                 NOTES DUE 2007
             AND WARRANTS TO PURCHASE 24,129 SHARES OF COMMON STOCK


                               PURCHASE AGREEMENT

                                                                 August 19, 1999
                                                              New York, New York

BEAR, STEARNS & CO. INC.
BANCBOSTON ROBERTSON STEPHENS INC.
FIRST UNION CAPITAL MARKETS
         c/o 245 Park Avenue
         New York, New York  10167

Ladies & Gentlemen:

         WinsLoew Escrow Corp., a Florida corporation (the "COMPANY") and wholly owned subsidiary of Trivest Furniture Corporation, a Florida corporation ("TFC"), proposes to issue and sell (the "OFFERING") to Bear, Stearns & Co. Inc. ("BEAR STEARNS"), BancBoston Robertson Stephens Inc. ("BANCBOSTON") and First Union Capital Markets ("FIRST UNION") (each, an "INITIAL PURCHASER," and, collectively, the "INITIAL PURCHASERS") 105,000 Units (the "UNITS"), consisting of $105,000,000 in aggregate principal amount of 12 3/4% Series A Senior Subordinated Notes due 2007 (the "SERIES A NOTES") and warrants (the "WARRANTS") to purchase 24,129 shares of the Company's common stock, par value $0.01 (the "COMMON STOCK"), subject to the terms and conditions set forth herein. The Series A Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined), between the Company and American Stock Transfer & Trust Company, as trustee (the "TRUSTEE"). The Warrants will be issued pursuant to a Warrant Agreement (the "WARRANT AGREEMENT"), to be dated the Closing Date, between the Company and American Stock Transfer and Trust Company, as warrant agent and security intermediary (the "WARRANT AGENT").

         The Company intends to use the funds of the Offering to pay a portion of the merger consideration required under that certain Second Amended and Restated Agreement and Plan of Merger dated as of May 4, 1999 (the "MERGER AGREEMENT"), between TFC and WinsLoew Furniture, Inc., a Florida corporation ("WINSLOEW"). Pursuant to the Merger Agreement, TFC will merger with and into WinsLoew, with WinsLoew being the surviving entity. Prior to or concurrently with the merger of TFC and WinsLoew, the Company will merge with and into TFC, with TFC being the surviving entity. Collectively, the contemplated mergers of the Company,

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TFC and WinsLoew are referred to as the "MERGERS." As a result of the Mergers,
WinsLoew will assume all of the Company's obligations under this Agreement, the Indenture, the Notes (as defined below), the Registration Rights Agreement (as defined below) and the Warrant Agreement, as well as all other obligations of the Company and TFC existing at the time of the Mergers. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

         1. Issuance of Securities. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of 105,000 Units, consisting of $105,000,000 in principal amount of Series A Notes and Warrants to purchase 24,129 shares of Common Stock at $0.01 per share. The Series A Notes and the Series B Notes (as defined) issuable in exchange therefor are collectively referred to herein as the "NOTES."

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "ACT"), the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) and the Warrants shall bear the following legend:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT

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

                  PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
                  (A) SUCH SECURITY BAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) TO CERTAIN INSTITUTIONAL ACCREDITED INVESTORS WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (d) FOLLOWING THE RELEASE OF PROCEEDS FROM THE ESCROW ACCOUNT, OUTSIDE THE UNITED STATES TO A NON-UNITED STATES PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IN THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $962.40 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $37.60, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE YIELD TO MATURITY COMPOUNDED SEMIANNUALLY IS 13.537%."

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

         Until the Separation Date (as defined in the Indenture), each Global Note shall bear a legend in substantially the following form:

                  "UNTIL THE SEPARATION DATE (AS DEFINED), THIS NOTE HAS BEEN ISSUED AS, AND MUST BE TRANSFERRED AS, A UNIT TOGETHER WITH THE ASSOCIATED WARRANTS TO PURCHASE COMMON STOCK OF THE COMPANY. EACH UNIT CONSISTS OF $1,000 PRINCIPAL AMOUNT OF NOTES AND A WARRANT TO PURCHASE 0.2298 SHARES OF COMMON STOCK, SUBJECT TO ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE WARRANT AGREEMENT PURSUANT TO WHICH THE WARRANTS HAVE BEEN ISSUED IS AVAILABLE FROM THE COMPANY UPON REQUEST."

         2. Offering. The Units will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated August 2, 1999 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated August 19, 1999 (the "OFFERING MEMORANDUM"), relating to the Company and its subsidiaries and the Units.

         Each Initial Purchaser has advised the Company that such Initial Purchaser will make offers (the "EXEMPT RESALES") of the Units on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom such Initial Purchaser reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS"). The QIBs are collectively referred to herein as the "ELIGIBLE PURCHASERS." The Initial Purchasers will offer the Units to the Eligible Purchasers initially at a price equal to $975.73. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 12 3/4% Series B Senior Subordinated Notes due 2007 (the "SERIES B NOtes") to be offered in exchange for the Series A Notes (the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes, and to use their best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer.

         The Warrant Agreement will provide, for the benefit of the Holders of the Warrants, that the Company will file with the Commission, upon demand by the holders of at least one-quarter of


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the then outstanding Warrants and Warrant Shares, a registration statement (the
"WARRANT REGISTRATION STATEMENT") on an appropriate form under the Act covering the issuance by the Company of the shares of Common Stock underlying such Warrants (the "WARRANT SHARES") to Holders of Warrants upon the exercise of the Warrants and resales of the Warrants and the Warrant Shares by the holders thereof. Upon the occurrence of certain events, including an initial public offering, Holders of Warrants and Warrant Shares will also have rights to be included in certain registered equity offerings of the Company.

         The net proceeds of the offering, after deducting for discounts and commissions to the Initial Purchasers, along with additional cash to be deposited by TFC and the Company with the Escrow Agent, will be placed in an escrow account (the "ESCROW ACCOUNT") in accordance with an Escrow, Control and Security Agreement dated as of the date of the Indenture, by and between the Company and American Stock Transfer & Trust Company, as Escrow Agent and Security Intermediary (the "ESCROW AGREEMENT") and the Company will grant a first priority security interest in the Escrow Account to the Trustee for the benefit of the Holders. The funds in the Escrow Account will be released on or before September 15, 1999 either to finance TFC's acquisition of WinsLoew by merger or to satisfy the Special Mandatory Redemption. This Agreement, the Notes, the Indenture, the Registration Rights Agreement, the Warrants, the Warrant Agreement and the Escrow Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."

         3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the amount of Units set forth opposite the name of such Initial Purchaser on Exhibit A. The purchase price for the Units will be $948.90 per Unit.

         (b) Delivery of the Units shall be made, against payment of the purchase price therefor, at the offices of Weil, Gotshal & Manges LLP, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:30 a.m., New York City time, on August 24, 1999 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "CLOSING DATE."

         (c) On the Closing Date, one or more Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate principal amount of the Series A Notes (the "GLOBAL NOTE") and one or more Warrants in definitive global form, registered in the name of Cede & Co., as nominee of DTC, representing 105,000 Warrants (the "GLOBAL WARRANT" and, together with the Global Note, the "GLOBAL SECURITIES") sold pursuant to Exempt Resales to Eligible Purchasers shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of same day funds, to the Escrow Account. The Global Securities shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.


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

         4. Agreements of the Company and the Initial Purchasers. The Company covenants and agrees with the Initial Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing,
         (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Units for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Units under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Units under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the representations and warranties made by the Initial Purchasers in Section 5(b) hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum during such period as in the opinion of counsel for the Initial Purchasers the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Transfer Restricted Securities or Transfer Restricted Warrant Securities are outstanding unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Company shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with such Exempt Resales or such market making activities.

                  (d) If, during the period referred to in 4(c) above, any event shall occur as a result of which, in the judgment of the Company and any Guarantors or in the reasonable opinion of counsel for the Company and any Guarantors or of counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary

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

         Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and
         (ii) forthwith to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or the Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or the Offering Memorandum will comply with applicable law.

                  (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Units under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that neither the Company, nor any future Guarantor, shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

                  (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay and be responsible for all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of the Operative Documents, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Units to the Initial Purchasers, (iv) the qualification or registration of the Units for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes and Warrants (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's and TFC's counsel and accountants, (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Units by DTC for "book-entry" transfer, (ix) rating the Notes by rating agencies, (x) the reasonable fees and expenses of the Trustee and its counsel, (xi) the performance by the Company and any future Guarantors of their other obligations under

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

         this Agreement and the other Operative Documents and (xii) "roadshow" travel and other expenses incurred by the Company in connection with the marketing and sale of the Units. Except as otherwise specifically provided to the contrary above, and in Sections 6, 7 and 11(d), the Initial Purchasers shall pay all expenses incurred by them in connection with the offering of the Units.

                  (g) To use the proceeds from the sale of the Units in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                  (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Units, Notes or Warrants.

                  (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Units or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

                  (j) To use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Units.

                  (k) For so long as any of the Units, Notes or Warrants remain outstanding and during any period in which the Company and any Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder or beneficial owner of Transfer Restricted Securities or Transfer Restricted Warrant Securities in connection with any sale thereof and any prospective purchaser of such securities from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

                  (l) To cause the Exchange Offer to be made in the appropriate form to permit registered Series B Notes and any Guarantees thereof to be offered in exchange for the Series A Notes and the Guarantees thereof and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (m) To comply with all of its agreements set forth in the Registration Rights Agreement and the Warrant Agreement and all of its agreements set forth in the representation letters to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                  (n) To use its best efforts to effect the inclusion of the Units, Notes and Warrants in PORTAL and to obtain approval of the Units, Notes and Warrants by DTC for "book-entry" transfer.

                  (o) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchasers, as they may reasonably request, promptly upon their

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

         becoming available, copies of (i) all reports or other publicly available information that the Company and any future Guarantors shall mail or otherwise make available to their securityholders and (ii) all reports, financial statements and proxy or information statements filed by the Company or any future Guarantor with the Commission or any national securities exchange and such other publicly available information concerning the Company, any future Guarantor or any of their respective subsidiaries, including without limitation, press releases.

                  (p) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim consolidated financial statements relating to the Company or any unaudited financial statements relating to Pompeii Furniture Co., Inc. for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                  (q) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, Notes or Warrants. Except as permitted by the Act, neither the Company nor any future Guarantor will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Units, Notes or Warrants.

                  The Initial Purchasers covenant and agree with the Company to use their best effort to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Units.

         5. Representations and Warranties. (a) The Company and TFC, jointly and severally, represent and warrant to the Initial Purchasers that:

                  (i) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date and as of the Closing Date does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                  (ii) When filed, WinsLoew's annual report on Form 10-K for the fiscal year ended December 31, 1998 (the "10-K") or quarterly reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1999 (the "FORMS 10-Q") included all contracts, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments of TFC, the Company, WinsLoew or any of its subsidiaries that were required to be described or referred to in or to be filed as exhibits thereto in accordance with the Exchange Act and the rules and regulations thereunder. There are no contracts, bonds, indentures, mortgages, loan agreements, notes, deeds of trust, leases or other agreements or instruments of WinsLoew or any of its subsidiaries that are material to TFC, the Company, WinsLoew or any of its subsidiaries other than those filed as exhibits to the Form 10-K or Forms 10-Q or described in the Offering Memorandum (collectively, the "MATERIAL AGREEMENTS").

                  (iii) Each of TFC, the Company, WinsLoew and its subsidiaries has been duly incorporated and is validly existing as a corporation or other business organization, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization. Each of TFC, the Company, WinsLoew and its subsidiaries is duly qualified and has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to (x) have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), net worth, properties, assets or prospects of TFC, the Company or WinsLoew and its subsidiaries following the Mergers, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Units or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "MATERIAL ADVERSE EFFECT"). The Company is the only subsidiary of TFC and the Company has no subsidiaries.

                  (iv) The Company has no subsidiaries. WinsLoew has no subsidiaries other than the entities listed on Exhibit C attached hereto.

                  (v) All the outstanding shares of capital stock of, or other ownership interests in, TFC, the Company and WinsLoew have been duly and validly authorized and issued are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive or similar rights. All of the outstanding capital stock of each subsidiary of WinsLoew is owned, directly or indirectly, by WinsLoew, free and clear of any security interest, mortgage, pledge, claim, lien, limitation on voting or transferability rights or encumbrance, except for any such security interest, claim, lien, limitation on voting rights or encumbrance pursuant to WinsLoew's credit agreement dated as of February 2, 1995 with Heller Financial, Inc. (the "HELLER CREDIT AGREEMENT"); and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

                  (vi) Except for the employee benefit plans of WinsLoew set forth in the Offering Memorandum and the Merger Agreement, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with TFC, the Company or WinsLoew with respect to the sale or issuance of, any shares of capital stock or other equity interests in TFC, the Company, WinsLoew or its subsidiaries. Except as reflected in the Registration Rights Agreement, the Warrants and the Warrant Agreement, immediately following the Mergers, there will be no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with WinsLoew, as the surviving entity, with respect to the sale or issuance of, any shares of capital stock or other equity interests in WinsLoew or its subsidiaries

                  (vii) When the Units are issued and delivered pursuant to this Agreement, no Unit will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (viii) Each of TFC and the Company has all requisite corporate or organizational power and authority necessary to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Indenture, the Warrant Agreement, the Registration Rights Agreement and the Offering Memorandum. WinsLoew has all requisite corporate or organizational power and authority necessary to enter into and perform its obligations under the Merger Agreement and, following the Mergers, each of WinsLoew and its subsidiaries will have all requisite corporate or organizational power and authority to perform its obligations under this Agreement and each of the other Operative Documents to which it is a party, including, without limitation, the corporate power and authority to assume the obligations under this Agreement, the Indenture, the Warrant Agreement, the Registration Rights Agreement and the Offering Memorandum and to execute and deliver requisite supplemental indentures and Guarantees, as applicable.

                  (ix) This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due execution and delivery hereof by each of the Initial Purchasers) is a legal, valid and binding agreement of the Company and TFC, enforceable against each of them in accordance with its terms, except that (i) the enforceability of the rights to indemnity and/or contribution hereunder may be limited by federal or state securities laws or principles of public policy, (ii) the enforceability hereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (iii) the enforceability hereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Following the Mergers, this Agreement will be the legal, valid and binding agreement of WinsLoew, enforceable against WinsLoew in accordance with its terms, except that (i) the enforceability of the rights to indemnity and/or contribution hereunder may be limited by federal or state securities laws or principles of public policy, (ii) the enforceability hereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (iii) the enforceability hereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (x) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability thereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Following the Mergers, the Indenture will be the legal, valid and binding agreement of WinsLoew and any future Guarantors, enforceable against each of them in accordance with its terms, except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability thereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Offering Memorandum contains a summary of the terms of the Indenture, which is accurate in all material respects.

                  (xi) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due execution and delivery thereof by each of the Initial Purchasers), will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability of the rights to indemnity and/or contribution thereunder may be limited by federal or state securities laws or principles of public policy, (ii) the enforceability of the Registration Rights Agreement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (iii) the enforceability of the Registration Rights Agreement may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Following the Mergers, the Registration Rights Agreement will be the legal, valid and binding agreement of WinsLoew, enforceable against it in accordance with its terms, except that (i) the enforceability of the rights to indemnity and/or contribution thereunder may be limited by federal or state securities laws or principles of public policy, (ii) the enforceability of the Registration Rights Agreement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (iii) the enforceability of the Registration Rights Agreement may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Offering Memorandum contains a summary of the terms of the Registration Rights Agreement, which is accurate in all material respects.

                  (xii) The Series A Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that (i) the enforceability of the Series A Notes may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability of the Series A Notes may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Following the Mergers and assuming the Exchange Offer has not been consummated, the Series A Notes will be the legal, valid and binding obligations of WinsLoew, enforceable against it in accordance with their terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability thereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (xiii) Following the Mergers and assuming that the Exchange Offer has not been consummated and that the Guarantees of the Series A Notes have been duly and validly authorized by each of the Guarantors, when executed and delivered in accordance with the terms of the Indenture and when the Series A Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms thereof, the Guarantees of the Series A Notes will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, except that (i) the enforceability of the Guarantees of the Series A Notes may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability of the Guarantees may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Offering Memorandum contains a summary of the terms of the Guarantees of the Series A Notes, which is accurate in all material respects.

                  (xiv) The Series B Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except that (i) the enforceability of the Series B Notes may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability of the Series B Notes may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Following the Mergers and assuming the Series B Notes have been duly and validly authorized for issuance by WinsLoew, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be the legal, valid and binding obligations of WinsLoew, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except that (i) the enforceability of the Series B Notes may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability of the Series B Notes may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (xv) Following the Mergers and assuming that the Guarantees of the Series B Notes have been duly and validly authorized by each of the Guarantors, when executed and delivered in accordance with the terms of the Indenture and when the Series B Notes have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantees of the Series B Notes will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, except that (i) the enforceability of the Guarantees may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and
         (ii) the enforceability of the Guarantees of the Series B Notes may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (xvi) The Warrant Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability thereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Following the Mergers, the Warrant Agreement will be the legal, valid and binding agreement of WinsLoew, enforceable WinsLoew in accordance with its terms, except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability thereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Offering Memorandum contains a summary of the terms of the Warrant Agreement, which is accurate in all material respects.

                  (xvii) The Escrow Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) the enforceability thereof may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Offering Memorandum contains a summary of the terms of the Escrow Agreement, which is accurate in all material respects.

                  (xviii) Each of TFC, the Company, WinsLoew and its subsidiaries is not and, after giving effect to the Offering and the Mergers, will not be, (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased), which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of TFC and the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (xix) None of (A) the execution, delivery or performance, as applicable, by any of TFC, the Company, WinsLoew or its subsidiaries of this Agreement or any of the other Operative Documents to which it is or becomes a party, (B) the issuance, sale and assumption, as applicable, of the Units, Notes and Warrants and the issuance of the Guarantees and (C) consummation of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of TFC, the Company, WinsLoew or any of its subsidiaries, except for liens under the Escrow Agreement, or an acceleration of any indebtedness of TFC, the Company, WinsLoew or any of its subsidiaries pursuant to, (1) the charter or bylaws of TFC, the Company, WinsLoew or any of its subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other credit agreement or instrument to which TFC, the Company, WinsLoew or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (3) other agreement or instrument to which TFC, the Company, WinsLoew or any of its subsidiaries is a party or by which any of them or their property is or may be bound that would have a Material Adverse Effect, (4) any statute, rule or regulation applicable to TFC, the Company, WinsLoew or any of its subsidiaries or any of their assets or properties or (5) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over TFC, the Company, WinsLoew or any of its subsidiaries or any of their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance, as applicable, by each of TFC, the Company, WinsLoew and the Guarantors of this Agreement or any of the other Operative Documents to which it is a party or (2) the issuance, sale and assumption, as applicable, of the Units, Notes and Warrants, the issuance of the Guarantees and the transactions contemplated hereby and thereby, except such as have been or will be obtained and made on or prior to the Closing Date or the date the Mergers are consummated, as applicable (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations) or such as may be required by the National Association of Securities Dealers, Inc.

                  (xx) There is (A) no action, suit, or proceeding or, to the best knowledge of TFC and the Company, investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of TFC and the Company, threatened or contemplated to which TFC, the Company, WinsLoew or any of its subsidiaries is or is reasonably likely to be a party or to which the business or property of TFC, the Company, WinsLoew or any of its subsidiaries, is or is reasonably likely to be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which TFC, the Company, WinsLoew or any of its subsidiaries is or is reasonably likely to be subject or to which the business, assets or property of TFC, the Company, WinsLoew or any of its subsidiaries is or is reasonably likely to be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed or (2) could reasonably be expected to have a Material Adverse Effect.

                  (xxi) To the best knowledge of TFC and the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Units or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Units or prevents or suspends the sale of the Units in any jurisdiction referred to in Section 4(e) hereof; and to the best knowledge of TFC and the Company every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                  (xxii) There is (A) no significant unfair labor practice complaint pending against TFC, the Company, WinsLoew or any of its subsidiaries nor, to the best knowledge of TFC and the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against TFC, the Company, WinsLoew or any of its subsidiaries or, to the best knowledge of TFC and the Company, threatened against any of them, (B) no significant strike, labor dispute, slowdown or stoppage pending against TFC, the Company, WinsLoew or any of its subsidiaries nor, to the best knowledge of TFC and the Company, threatened against any of them and (C) to the best knowledge of TFC and the Company, no union representation question existing with respect to the employees of TFC, the Company, WinsLoew or any of its subsidiaries. To the best knowledge of TFC and the Company, no collective bargaining organizing activities are taking place with respect to TFC, the Company, WinsLoew or any of its subsidiaries. None of TFC, the Company, WinsLoew or any of its subsidiaries has violated
         (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except those violations in (A), (B) or (C) that could not reasonably be expected to have a Material Adverse Effect.

                  (xxiii) None of TFC, the Company, WinsLoew or any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"), which violation could reasonably be expected to have a Material Adverse Effect.

                  (xxiv) To the best knowledge of TFC and the Company, there is no alleged liability or potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of TFC, the Company, WinsLoew or any of its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company or such subsidiary, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Offering Memorandum, other than as disclosed therein, or could reasonably be expected to have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

                  (xxv) Each of TFC, the Company, WinsLoew and its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such permits could not reasonably be expected to have a Material Adverse Effect; each of TFC, the Company, WinsLoew and its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Offering Memorandum, such permits contain no restrictions that are materially burdensome to the Company or such subsidiary, as the case may be.

                  (xxvi) Each of TFC, the Company, WinsLoew and its subsidiaries has (A) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for Permitted Liens and taxes not yet payable, liens under the Escrow Agreement and, in the case of WinsLoew, liens under the Heller Agreement prior to the completion of the Mergers), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have a Material Adverse Effect, (C) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "AUTHORIZATION") necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum except as would not have a Material Adverse Effect and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and each of TFC, the Company, WinsLoew and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except as would not have a Material Adverse Effect. All material leases to which TFC, the Company, WinsLoew or any of its subsidiaries is a party are valid and binding and no default by the Company or such subsidiary, as the case may be, has occurred and is continuing thereunder except as would not have a Material Adverse Effect and, to the best knowledge of TFC and the Company, no material defaults by the landlord are existing under any such lease, except those defaults that could not reasonably be expected to have a Material Adverse Effect.

                  (xxvii) Each of TFC, the Company, WinsLoew and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "INTELLECTUAL PROPERTY") presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person (except for such right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien pursuant to the Heller Credit Agreement and except as would not have a Material Adverse Effect), and none of TFC, the Company, WinsLoew or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of TFC, the Company, WinsLoew or any of its subsidiaries does not infringe on the rights of any person, except such infringements as could not reasonably be expected to have a Material Adverse Effect.

                  (xxviii) All material tax returns required to be filed by TFC, the Company, WinsLoew or any of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the best knowledge of TFC and the Company, there are no material proposed additional tax assessments against TFC, the Company, WinsLoew or any of its subsidiaries, or the assets or property of TFC, the Company, WinsLoew or any of its subsidiaries, except those tax assessments for which adequate reserves have been established.

                  (xxix) WinsLoew and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (xxx) WinsLoew and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice to protect TFC, the Company, WinsLoew and its subsidiaries and their respective businesses. None of TFC, the Company, WinsLoew or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

                  (xxxi) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among TFC, the Company, WinsLoew or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of TFC, the Company, WinsLoew or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

                  (xxxii) WinsLoew has (A) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by WinsLoew or any of its subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (B) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (C) to date, has implemented that plan in accordance with that timetable. Based on the foregoing, TFC and the Company believe that all computer applications (including those of the WinsLoew's suppliers, vendors and customers) that are material to its or any of its subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                  (xxxiii) None of TFC, the Company, WinsLoew or any of its subsidiaries is, or following the Mergers will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (xxxiv) There are no holders of securities of TFC, the Company, WinsLoew or any of its subsidiaries who, by reason of the execution by the Company or the assumption of the obligations by WinsLoew and its subsidiaries of this Agreement or any other Operative Document to which it is or becomes a party or the consummation by TFC, the Company, WinsLoew or any of its subsidiaries of the transactions contemplated hereby and thereby, have the right to request or demand that TFC, the Company, WinsLoew or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them other than pursuant to the Registration Right Agreement and the Warrant Agreement.

                  (xxxv) None of TFC, the Company, WinsLoew or any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of TFC, the Company, WinsLoew or any of its subsidiaries to facilitate the sale or resale of the Units, Notes or Warrants or (B) since the date of the Preliminary Offering Memorandum (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Units, Notes or Warrants or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of TFC, the Company, WinsLoew or any of its subsidiaries.

                  (xxxvi)   The accountants who have certified or will certify
         the financial statements included or to be included as part of the Offering Memorandum are independent accountants as required by the Act. The historical financial statements, together with related schedules and notes thereto, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of WinsLoew and its subsidiaries at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements of WinsLoew, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act, except as expressly stated therein. The other financial and statistical information and data included in the Offering Memorandum derived from the historical and pro forma financial statements, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of WinsLoew and its subsidiaries.

                  (xxxvii) No registration under the Act of the Units, Series A Notes or Warrants is required for the sale of the Units to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming
         (A) that the purchasers who buy the Units in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Units to the Initial Purchaser and the Exempt Resales contained herein. No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by TFC, the Company, WinsLoew or any of its subsidiaries or any of their representatives (other than the Initial Purchasers, as to which TFC and the Company make no representation or warranty) in connection with the offer and sale of any of the Units or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Units, Notes or Warrants have been issued and sold by TFC, the Company, WinsLoew or any of its subsidiaries within the six-month period immediately prior to the date hereof.

                  (xxxviii) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Units to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section

         4975 of the Internal Revenue Code of 1986. The representation made by TFC and the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

                  (xxxix) TFC and the Company believe that the statistical and market-related data included in the Offering Memorandum is reliable and accurate in all material respects.

                  (xl) Since the respective dates as of which information is given in the Offering Memorandum, (i) there has not been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of TFC, the Company, WinsLoew or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by TFC, the Company, WinsLoew or any of its subsidiaries on any class of its capital stock and (iii) none of TFC, the Company, WinsLoew or any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to TFC, the Company, WinsLoew and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, prospects, financial condition or results of operation of TFC, the Company, WinsLoew and its subsidiaries, taken as a whole.

                  (xli) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

                  (xlii) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

                  (xliii) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Units, the application of the proceeds from the issuance and sale of the Units and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                  (xliv) Neither TFC, the Company, WinsLoew nor any Guarantor intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of TFC, the Company, WinsLoew and each of its subsidiaries that is required to become a Guarantor exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of TFC, the Company, WinsLoew and each of its subsidiaries that is required to become a Guarantor do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Upon the issuance or assumption, as applicable, of the Units, the present fair saleable value of the assets of TFC, the Company, WinsLoew and each of its subsidiaries that is required to become a Guarantor will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. Upon the issuance or assumption, as applicable, of the Units, the assets of TFC, the Company, WinsLoew and each of its subsidiaries that is required to become a Guarantor will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of those entities, taking into account the projected capital requirements and capital availability.

                  (xlv) Except pursuant to this Agreement, there are no contracts, agreements or understandings between TFC, the Company, WinsLoew and its subsidiaries and any other person that would give rise to a valid claim against TFC, the Company, WinsLoew or any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Units.

                   (xlvi) There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

                  (xlvii) Each certificate signed by any officer of TFC or the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by TFC or the Company, as the case may be, to the Initial Purchasers as to the matters covered thereby.

         Each of TFC and the Company acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for TFC and the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

                  (b) Each of the Initial Purchasers, severally and not jointly, represents, warrants and covenants to TFC and the Company and agrees that:

                  (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units.

                  (ii) Such Initial Purchaser (A) is not acquiring the Units with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Units only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A.

                  (iii) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Units, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer to sell the Units only to, Eligible Purchasers and will deliver a copy of the Offering Memorandum to each purchaser of Units from it contemporaneously with or prior to such purchase. Such Initial Purchaser further (A) agrees that it will offer to sell the Units only to, and will solicit offers to buy the Units only from Eligible Purchasers that such Initial Purchaser reasonably believes are QIBs purchasing for their own accounts or for the account of a QIB in a transaction meeting the requirements of Rule 144A, and (B) acknowledges and agrees that, in the case of such QIBs, that such Units will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (II) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (III) to a person whom the seller reasonably believes is an "institutional accredited investor" within the meaning of subparagraph (a) (1), (2)),
         (3) or (7) of Rule 501 under the Act that is purchasing for its own account or for the account of such an institutional accredited investor for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, or (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company and the Guarantors so request), (y) to the Company, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

         The Initial Purchasers acknowledge that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for TFC and the Company and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         6.       Indemnification.

                  (a) TFC and the Company, jointly and severally, agree to indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of each Initial Purchaser or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither TFC nor the Company will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to TFC and the Company in writing by or on behalf of an Initial Purchaser expressly for use therein; provided, further, however, that neither TFC nor the Company shall be liable to any Initial Purchaser under the indemnity provisions of this paragraph (a) with respect to the Preliminary Offering Memorandum to the extent that any such loss, claim, damage or liability of such Initial Purchaser results from the fact that such Initial Purchaser sold Units, Notes and Warrants to a person as to whom it is established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum, or of the Offering Memorandum as then amended or supplemented, in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity to such Initial Purchaser and the loss, liability, claim, damage or expense of such Initial Purchaser results from an untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum which was identified at such time to such Initial Purchaser and corrected in the Offering Memorandum or in the Offering Memorandum as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have, including under this Agreement.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless, (i) TFC and the Company, (ii) each person, if any, who controls TFC or the Company within the meaning of
         Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of TFC and the Company or any controlling person, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to TFC and the Company in writing by or on behalf of an Initial Purchaser expressly for use therein (and not with respect to the information provided by any other Initial Purchaser); provided, however, that in no case shall such Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser. This indemnity will be in addition to any liability which each of the Initial Purchasers may otherwise have, including under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided that such consent was not unreasonably withheld.

         7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, TFC and the Company, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by TFC or the Company, any contribution received by TFC and the Company from persons, other than an Initial Purchaser, who may also be liable for contribution, including persons who control TFC or the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which TFC, the Company and such Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by TFC and the Company, on the one hand, and such Initial Purchaser, on the other hand, from the offering of the Units or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of TFC and the Company, on the one hand, and an Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by TFC and the Company, on the one hand, and an Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Units (net of discounts but before deducting expenses) received by TFC and the Company and
(ii) the discounts and commissions received by the Initial Purchasers, respectively. The relative fault of TFC and the Company, on the one hand, and of an Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TFC, the Company, or any of the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. TFC, the Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or

Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of such Initial Purchaser or any controlling person shall have the same rights to contribution as such Initial Purchaser, and (A) each person, if any, who controls TFC or the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and
(B) the respective officers, directors, partners, employees, representatives and agents of TFC and the Company shall have the same rights to contribution as TFC and the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld.

         The Initial Purchasers' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of the Units purchased by each of the Initial Purchasers hereunder and not joint.

         8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Units, as provided herein, shall be subject to the satisfaction of the following conditions:

                  (a) All of the representations and warranties of TFC and the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. TFC and the Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day prior to the Closing Date or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Units in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Units; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of TFC and the Company, threatened against, TFC, the Company, WinsLoew or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

                  (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of TFC, the Company, WinsLoew or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by TFC, the Company, WinsLoew or any of its subsidiaries on any class of its capital stock and (iii) none of TFC, the Company, WinsLoew or any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to TFC, the Company, WinsLoew and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, prospects, financial condition or results of operation of TFC, the Company, WinsLoew and its subsidiaries, taken as a whole.

                  (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of TFC and the Company, in form and substance satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b),
         (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of TFC and the Company, as the case may be, to be performed hereunder on or prior thereto have been duly performed.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Greenberg Traurig, P.A., counsel for the Company and the Guarantors, to the effect set forth in Exhibit B hereto.

                  (g) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Ernst & Young LLP, independent public accountants, and Infante Lago & Company, independent auditors of Pompeii Furniture Co. Inc., dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Offering Memorandum.

                  (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                  (i) Weil, Gotshal & Manges LLP shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (j) Prior to the Closing Date, TFC and the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  (k) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received copies of executed counterparts thereof.

                  (l) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and each of the Initial Purchasers shall have received copies of executed counterparts thereof.

                  (m) The Company and the Escrow Agent shall have entered into the Escrow Agreement and each of the Initial Purchasers shall have received copies of executed counterparts thereof.

                  (n) The Company and the Warrant Agent shall have entered into the Warrant Agreement and each of the Initial Purchasers shall have received copies of executed counterparts thereof.

                  (o) TFC, the Company or an affiliate thereof shall have deposited at least $4,622,876 in immediately available funds into the Escrow Account.

                  (p) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or WinsLoew or any securities of the Company or WinsLoew (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or WinsLoew or any securities of the Company or WinsLoew by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Units or Notes than that on which the Units and Notes were marketed.

                  (q) The Units shall have been approved for trading on PORTAL.

                  (r) All opinions, certificates, letters and other documents required by this Section 8 to be delivered by TFC and the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. TFC and the Company shall furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

         9. Initial Purchasers' Information. TFC and the Company acknowledge that the statements with respect to the offering of the Units set forth in the information in the "Plan of Distribution" stating that the Initial Purchasers have advised the issuer (a) as to whom resales will be made and as to what consents, approvals or authorizations, if any, required for them to offer or sell the Units, distribute the Offering Memorandum or any other offering material relating to the Units under the laws and regulations of any jurisdiction where they propose to make offers or sales of the Units or distribute the Offering Memorandum or any other offering material related to the Units, and (b) as to market making activities in the Offering Memorandum constitute the only information furnished to TFC and the Company in writing by or on behalf of each of the Initial Purchasers expressly for use in the Offering Memorandum.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers, TFC and the Company contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof, or by or on behalf of TFC, the Company or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

         11.      Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                  (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to TFC or the Company if, on or prior to such date, (i) TFC or the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the financial condition, business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of TFC, the Company, WinsLoew and its subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's or WinsLoew's securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Offering Memorandum; or
         (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Units as contemplated hereby.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of TFC or the Company to perform any agreement herein or comply with any provision hereof, TFC and the Company shall reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

                  (e) If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Units which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Units which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Units to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the amount of the Units set forth opposite its name in Exhibit A bears to the aggregate amount of the Units which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as Bear Stearns may specify, to purchase the Units which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided, however, that in no event shall the aggregate amount of the Units which any Initial Purchaser has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such amount of the Units without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Units and the aggregate amount of the Units with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Units to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either Bear Stearns or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

         12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Jeremy Dickens, Esq., telecopy number: (212) 310-8007; and if sent to TFC and the Company, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to WinsLoew Escrow Corp. or Trivest Furniture Corporation, care of Trivest, Inc., 2665 South Bayshore Drive, Miami, Florida, Attention: General Counsel, telecopy number
(305) 858-1629, with a copy to Greenberg Traurig P.A., 1221 Brickell Avenue, Miami, Florida, Attention: Bruce Macdonough, telecopy number: (305) 579-0717.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, TFC, the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

         14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

         15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

         16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                           [Signature page to follow]

         If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                  Very truly yours,

                                  TRIVEST FURNITURE CORPORATION.


                                  By:   /s/ William F. Kaczynski, Jr.
                                     ---------------------------------------
                                       Name:  William F. Kaczynski, Jr.
                                       Title:  Vice President


                                  WINSLOEW ESCROW CORP.


                                  By:   /s/ William F. Kaczynski, Jr.
                                     ---------------------------------------
                                       Name:  William F. Kaczynski, Jr.
                                       Title:    Vice President

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.



By: /s/ Sean P. Crawley
   --------------------------------------
     Name:   Sean P. Crawley
     Title:  Sr. Managing Director


BANCBOSTON ROBERTSON STEPHENS INC.


By: /s/ Theodore J. Davies
   --------------------------------------
     Name:   Theodore J. Davies
     Title:  Director


FIRST UNION CAPITAL MARKETS


By: /s/ Douglas J. Fink
   --------------------------------------
     Name:   Douglas J. Fink
     Title:  Managing Director

                                    EXHIBIT A




                                        Initial Purchaser                                   Number of Units
                                        -----------------                                   ---------------
         Bear, Stearns & Co. Inc...................................................              63,000
         First Union Capital Markets Corp. ........................................              33,075
         BancBoston  Robertson Stephens Inc. ......................................               8,925
                                                                                                -------
                  Total............................................................             105,000

                                    EXHIBIT B

                    Form of Opinion of Greenberg Traurig P.A.

            [TO FOLLOW TO CONFORM TO REVISIONS TO REPRESENTATIONS AND
                       WARRANTIES IN PURCHASE AGREEMENT]

                                    EXHIBIT C


1.   Winston Furniture Company of Alabama, Inc., an Alabama corporation

2.   Loewenstein, Inc., a Florida corporation

3.   Pompeii Furniture Co., Inc., a Florida corporation

4.   Tropic Craft, Inc., a Florida corporation

5.   Texacraft, Inc., a Texas corporation

6.   Industrial Meublera Pompeii de Mexico, S.A de C.V., a Mexico corporation